CLIENT SERVICE CONTRACT BETWEEN

CROSS CLICK MEDIA, INC. AND

IMAGINE MEDIA GROUP, LLC.

This Technical Consulting and Services Agreement (the "Agreement") is entered into as of May 27, 2015 between the following two parties:

CONTRACTOR: IMAGINE MEDIA GROUP, LLC.

LEGAL ADDRESS: 265-1/2 BROADWAY , CHULA VISTA , CA 91910

CLIENT: CROSS CLICK MEDIA, INC.

LEGAL ADDRESS: 8275 SOUTH EASTERN AVE_ SUITE 200-661, LAS VEGAS, NV 89123

WHEREAS, CONTRACTOR, owns resources to provide the technical consulting and services _

WHEREAS, CLIENT, operates an internet business known as CROSS CLICK MEDIA;

WHEREAS , CONTRACTOR shall be the provider of technical consulting and related services to CLIENT, and CLIENT hereby agrees to accept such technical consulting and services; NOW THEREFORE , the parties agree to the following terms of this Agreement:

1.0 Technical Consulting and Services;

A. During the term of this Agreement, CONTRACTOR agrees to provide technical consulting and services to CLIENT (the content is specified in Section 2 of this Agreement).

2.0 Services Provided

A.                  Exhibit A, attached hereto and incorporated by reference, contains the General Terms and Conditions governing work to be performed under this contract, the nature of the working relationship between the CLIENT and the CONTRACTOR ,and specific obligations of both parties.

B.          The CONTRACTOR will provide services and staff, and otherwise do all things necessary for or incidental to the performance of work , as set forth below:

• Consulting Services

• Website development

• Database development

• Website hosting & maintenance

• Graphic design serv ices

• Multimedia services

• Software programming

3.0 Term & Termination

Subject to other contract provisions, the term of this Agreement will be from May 27, 2015 through May 27, 2018 . Either party may cancel this agreement with 30 days notice without cause. In such event of termination , CONTRACTOR shall be paid only the value of the Services performed up to the date of termination less previous payments.

4.0 Compensation / Payment

CLIENT shall compensate CONTRACTOR as provided in the attached Exhibit A of this Agreement.

5.0 Billing Procedures

CLIENT will pay CONTRACTOR upon receipt of properly completed invoices, which shall be submitted to the CLIENT's not more often than monthly. The invoices shall describe and document the work performed, the progress of the project, and fees.

Payment shall be considered timely if made by the CLIENT within thirty (30) days after receipt of properly completed invoices. Payment shall be sent to the address designated by the CONTRACTOR. CONTRACTOR may charge CLIENT 2% (Two Percent) interest per month on past due payments.

6.0 Notices

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

CONTRACTOR:	CLIENT:
Ed Arguelles 265-1/2 Broadway Chula Vista, CA 91910 E-mail address: ed@imgnetworks.com	Cross Click Media, Inc. E-mail address:

7.0 Binding Upon Successors

All of the agreements, rights, covenants, reservations and restrictions contained in this Agreement shall be binding upon and shall inure to the benefit of the parties herein, their heirs, successors, legal representatives, assigns and all persons acquiring any part or portion of Cross Click Media, Inc. (the CLIENT), whether by operation of law or in any manner whatsoever.

8.0 Disputes

Except as otherwise provided in this contract, when a dispute arises between the parties and it cannot be resolved by direct negotiation, the parties agree to participate in mediation in good faith. The mediator shall be chosen by agreement of the parties. If the parties cannot agree on a mediator, the parties shall use a mediation service that selects the mediator for the parties. The parties agree that mediation shall precede any action in a judicial or quasi-judicial tribunal.

Nothing in this contract shall be construed to limit the parties' choice of a mutually acceptable alternative resolution method such as a disputes hearing, a dispute resolution board or arbitration.

In the event of litigation relating to the subject matter of this Agreement, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney fees and costs resulting therefrom.

9.0 Governing Law

This Agreement shall be construed and governed in accordance with the laws of the State of California. Any action at law or in equity brought by either of the parties hereto for the purpose of enforcing a right or rights provided for by this Agreement shall be tried in a court of competent jurisdiction in the County of San Diego,

State of California, and the parties hereby waive all provisions of law providing for a change of venue in such proceedings to any other county.

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10.0 Indemnification

Each party to this agreement shall be responsible for its own acts and/or omissions and those of its officers, employees and agents. No party to this agreement shall be responsible for the acts and/or omissions of entities or individuals not a party to this agreement.

11.0 Independent Capacity

The parties intend that an independent contractor relationship will be created by this contract. The CONTRACTOR and his or her employees or agents performing under this contract are not employees or agents of the CLIENT. The CONTRACTOR will not hold himself/herself out as nor claim to be an officer or employee of the CLIENT, nor will the CONTRACTOR make any claim of right, privilege or benefit that would accrue to such employee under law.

12.0 Rights in Data

Unless otherwise provided, data that originates from this contract shall be "works for hire" as defined by the U.S. Copyright Act of 1976 and shall be owned by the CLIENT. Data shall include, but not be limited to, reports, documents, pamphlets, advertisements, books, magazines, surveys, studies, computer programs, films, tapes, and/or sound reproductions.

The CONTRACTOR shall exert all reasonable effort to advise the CLIENT, at the time of delivery of data furnished under this agreement, of all known or potential invasions of privacy contained therein and of any portion of such document, which was not produced in the performance of this agreement.

CLIENT shall receive prompt written notice of each notice or claim of copyright infringement received by the CONTRACTOR with respect to any data delivered under this agreement. CLIENT shall have the right to modify or remove any restrictive markings placed upon the data by the CONTRACTOR.

13.0 Safeguarding of Information

CONTRACTOR shall not use or disclose any:

• Personal Information gained by reason of this contract, or

•   Information that may be classified as confidential for any purpose not directly connected with the administration of this contract except (1) with prior written consent of the CLIENT or (2) as may be required by law. CONTRACTOR shall safeguard such information and shall return or certify destruction of the information upon contract expiration or termination.

14.0 Severability

If any provision of this contract or any provision of any document incorporated by reference shall be held invalid, such invalidity shall not affect the other provisions of this contract that can be given effect without the invalid provision, if such remainder conforms to the requirements of applicable law and the fundamental purpose of this contract, and to this end the provisions of this contract are declared to be severable.

15.0 Entire Agreement

This contract, including referenced exhibits, represents all the terms and conditions agreed upon by the parties. No other understandings or representations oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties hereto.

The persons signing below, who warrant that they have the authority to execute the contract, consisting of 5 pages.

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Imagine Media /s/ Ed Arguelles	Cross Click Media, Inc. /s/ Gary R. Gottlieb Signature Corporate Secretary Title 5/28/15 Date

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EXHIBIT A

CLIENT shall pay CONTRACTOR up to $1,000,000.00 (One million dollars) for CONTRACTOR to provide the equivalent services of the following:

•        Consulting Services

•        Website development

•        Database development

•        Website hosting & maintenance

•        Graphic design services

•        Multimedia services

•        Software programming

CLIENT shall pay CONTRACTOR a minimum retainer amount of $5,000 (Five thousand dollars) per month for up to d any labor which exceeds these hours shall be billed accordingly.

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